UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 First Avenue South, Suite 600 Seattle, WA	98104-2860
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

We have entered into a Development Building and Conference Center Lease Agreement, dated as of February 1, 2008, with Northern Lights Semiconductor Corporation. The Lease covers a total of approximately 48,640 square feet of office space in Chippewa Falls, Wisconsin, including common areas, which we currently occupy. This Lease replaces previous lease agreements for the same property with Union Semiconductor Technology Corporation, the previous owner of the real property, which have been terminated. This Lease has a ten-year term; we can terminate this Lease upon one-year’s prior notice. Under the Lease we are responsible for the base rent and our proportionate share of defined project expenses, taxes and building expenses.

The Development Building and Conference Center Lease Agreement is filed as Exhibit 10.1 to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Development Building and Conference Center Lease Agreement, entered into as of February 1, 2008, between Northern Lights Semiconductor Corporation and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 1, 2008

Cray Inc.

By:	/s/ Kenneth W. Johnson

Kenneth W. Johnson Senior Vice President and General Counsel

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